UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

July 29, 2022

Momentive Global Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38664	80-0765058
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Curiosity Way San Mateo, California 94403
(Address of principal executive offices) (Zip Code)

(650) 543-8400

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	MNTV	The Nasdaq Stock Market LLC (The Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition

On August 4, 2022, Momentive Global Inc. (“Momentive,” “the Company”, “we”, “us” or “our”), announced its financial results for the second quarter ended June 30, 2022 by publishing management's earnings call prepared remarks and issuing a press release. A copy of the prepared remarks and the press release are furnished as Exhibit 99.1 and Exhibit 99.2, respectively, to this Current Report on Form 8-K, and are incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Director

On August 4, 2022, the Board of Directors (the “Board”) of the Company announced that it will be appointing Lauren Antonoff to serve as a director of the Company in the third quarter of 2022. When appointed, Ms. Antonoff will serve as a Class II director of the Company, and her term will expire at the Company’s 2023 annual meeting of stockholders, or until Ms. Antonoff’s successor has been duly elected and qualified, or until Ms. Antonoff’s earlier death, resignation, disqualification, or removal.

Ms. Antonoff, 52, served as President, Independents at GoDaddy Inc. (“GoDaddy”) an internet domain registrar and web hosting company, from November 2019 to January 2022. Prior to this role, she served as Senior Vice President & General Manager, Presence and Commerce at GoDaddy from March 2015 to November 2019. Prior to GoDaddy, Ms. Antonoff spent over 18 years at Microsoft Corporation, a computer software company, serving in various program manager roles, and most recently as Director, Program Management for SharePoint. Ms. Antonoff studied Rhetoric and Political Science at the University of California, Berkeley.

As a non-employee director, Ms. Antonoff will receive compensation in the same manner as the Company’s other non-employee directors, which consists of cash and equity compensation for service on the Board. As a non-employee director, Mr. Antonoff is entitled to $30,000 in annual cash compensation for service on the Board with additional cash compensation payable for committee service, as applicable. Non-employee directors receive (i) an initial grant of restricted stock units of the Company valued at approximately $320,000, which will vest quarterly over a three-year period, and (ii) an annual grant of equity of the Company, beginning at the Company’s next annual stockholders’ meeting, valued at approximately $160,000, which will vest quarterly over a one-year period.

Ms. Antonoff will enter into the Company’s standard director and officer indemnification agreement, a copy of which has previously been filed with the Securities and Exchange Commission on August 5, 2021, as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q.

There are no arrangements or understandings between Ms. Antonoff and any other person pursuant to which Ms. Antonoff was selected as a director. There are no transactions, arrangements, or relationships between the Company or its subsidiaries, on one hand, and Ms. Antonoff on the other hand, that would require disclosure pursuant to Item 404(a) of Regulation S-K. Ms. Antonoff does not have any family relationships with any of the Company’s directors or executive officers.

Resignation of Director

In addition, on July 29, 2022, Serena Williams, a member of the Board, notified the Company of her intent to resign from the Board effective August 4, 2022. Ms. William’s resignation did not result from any disagreement with the Company on any matter relating to its operations, policies, or practices.

Departure of Officers and Appointment of Officers

On August 1, 2022, Justin Coulombe, the Company’s Chief Financial Officer, notified the Company of his intent to resign from his position as Chief Financial Officer of the Company. Mr. Coulombe will remain employed by the Company through September 30, 2022 to ensure an orderly transition of his duties. Mr. Coulombe’s departure is related to personal reasons and not a result of any disagreement with the Company regarding its operations or practices. The Company has initiated a search for a new Chief Financial Officer.

On August 1, 2022, John Schoenstein, the Company’s Chief Revenue Officer, notified the Company of his intent to resign from his position as Chief Revenue Officer of the Company. Mr. Schoenstein will remain employed by the Company through

October 3, 2022 to ensure an orderly transition of his duties. Mr. Schoenstein’s departure is related to personal reasons and not a result of any disagreement with the Company regarding its operations or practices. In connection with Mr. Schoenstein’s departure, Clarence “Ken” Ewell, the Company’s Chief Customer Officer, will be expanding his role to assume responsibility for our sales-assisted business.

Mr. Ewell, 56, joined the Company in December 2020 as its Chief Customer Officer. From May 2019 to December 2020, Mr. Ewell served as an independent management consultant providing services to startup and early-stage venture companies focused on technology and software ventures. Prior to that, he served as Vice President, Customer Success of Neustar, Inc., an information services and technology company, from January 2018 to May 2019, and Senior Vice President, Worldwide Professional Services at Aspect Software, a large enterprise contact center software development company, from September 2013 to December 2017. Mr. Ewell has an MBA in Management and Strategy, Finance and Organizational Behavior from Northwestern University, Kellogg School of Management and a Bachelor of Science in Computer Science from Hampton University.

The information furnished in Item 2.02 and in the accompanying Exhibit 99.1 and Exhibit 99.2, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any other filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description of Exhibit

99.1	Earnings Call – Management Prepared Remarks – Q2 2022.
99.2	Press Release dated August 4, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Momentive Global Inc.

Dated: August 4, 2022	By:	/S/ Justin D. Coulombe
Justin D. Coulombe Chief Financial Officer